Webb & Company, P.A. Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 3 of our report dated January 22, 2008 relating to the consolidated financial statements of El Maniel International, Inc. and subsidiary

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/S/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach Florida
May 6, 2008